Exhibit 99.1

Statement for Goal Capital Funding Trust

As of and for the Period ended: 12/31/2005

I. Goal Capital Funding Trust				Deal Parameters

A		Notes	CUSIP	Original Balance	Interest Paid	Principal Paydown	Ending Balance	Current Factor
		Senior FRN:
	1	A-1	38021AAA0	$308,000,000	$—	$—	$308,000,000	1.00000
	2	A-2	38021AAB8	101,799,000	—	—	101,799,000	1.00000
	3	A-3	38021AAC6	247,046,000	—	—	247,046,000	1.00000
	4	A-4	38021AAD4	303,155,000	—	—	303,155,000	1.00000

	5	Subtotal		$960,000,000	$—	$—	$960,000,000	1.00000
		Subordinate FRN:
	6	B-1	38021AAE2	40,000,000	—	—	40,000,000	1.00000

	7	Subtotal		$40,000,000	$—	$—	$40,000,000	1.00000

	8	Total		$1,000,000,000	$—	$—	$1,000,000,000	1.00000

B		Portfolio Overview	12/31/2005
	1	Portfolio Balance	$887,637,652

	2	Accrued Interest	7,116,206
	3	SAP Receivable	4,700,446
	4	Servicer Payments Due	62,954
	5	Trust Cash Accounts	91,461,997

	6	Total Assets	$990,979,255

	7	Accrued Exp / Payables	10,163,222 *
	8	FRNs	1,000,000,000

	9	Total Liabilities	$1,010,163,222

	10	Asset Coverage	98.08%
	11	WA Coupon	4.60%
	12	Average Balance	$39,281
	13	WA Remaining Months	291
	14	Number of Loans	22,597

*	Admin Acct + FRN Interest Payable + Admin Fees Payable

II. Goal Capital Funding Trust		Interest Rates

A		Notes	CUSIP	LIBOR Rate	Spread	Rate
		Senior FRN:
	1	A-1	38021AAA0	4.21571%	0.02000%	4.23571%
	2	A-2	38021AAB8	4.21571%	0.13000%	4.34571%
	3	A-3	38021AAC6	4.21571%	0.17000%	4.38571%
	4	A-4	38021AAD4	4.21571%	0.20000%	4.41571%
		Subordinate FRN:
	5	B-1	38021AAE2	4.21571%	0.53000%	4.74571%

III. Goal Capital Funding Trust	Collection Account Activity 1/1/2005 through 12/31/2005

		Collection Account Activity
A		Account Balance 1/1/2005	$—
B		Collection period payment activity
	1	Principal Payments	13,378,401
	2	Interest Payments	4,798,524
	3	Fees	8,471
	4	Repurchased principal and interest	—

	5	Subtotal	18,185,396
	6	Trustee Adjustments for the subsequent period	611,649
C		Adjustments due to timing	(62,954)

	1	Total cash remitted by the Servicers	18,734,091

D		Other Deposits
	1	Amounts transferred from the pre-fund account	—
	2	Amounts transferred from the administration account	(94,542)
	3	Amounts transferred from the borrower benefits account	—
	4	Amounts transferred from the reserve account	—
	5	Special allowance payments received	—
	6	Subsidy payments received	—
	7	Interest earnings on trust accounts	635,837

	8	Total cash deposits	19,275,386

E		Cash Distributions
	1	U.S. Department of Education	(1,566,141)
	2	Servicing Fees	(148,289)
	3	Quarterly Distributions	—

F		Account Balance 12/31/2005	$17,560,956

IV.	Goal Capital Funding Trust	Trust Accounts / Certain Administration Fees Paid / Loan Purchased

A		Trust Cash Accounts	12/31/2005
		Restricted Cash:
	1	Reserve acct.	$2,451,470
	2	Prefunding acct.	44,815
	3	Collection acct.	17,560,956
	4	Add-on Consol acct.	39,414,120
	5	Capitalized Int. acct.	31,611,378

		Subtotal	$91,082,738

		Accrued Expenses:
	6	Admin. acct.	379,259
		Subtotal	$379,259

	7	Total	$91,461,997

B		Activity	1/1/2005 through 12/31/2005
	1	Beginning Balance of Reserve Account	$—
	2	Amount transferred into the Reserve Account	2,464,282
	3	Amount of any withdrawals from the Reserve Account	(12,812)

	4	Ending Balance of Reserve Account	$2,451,470

C		Activity	1/1/2005 through 12/31/2005
	1	Indenture Trustee Fees	$61,250

D		Activity	1/1/2005 through 12/31/2005
	1	Loan Purchased	$900,113,329

V.	Goal Capital Funding Trust	Portfolio Characteristics as of 12/31/2005

A		Loans by Status	$ of Loans	Distribution	# of loans	Distribution
		In Repayment, days DQ
	1	0-30	$554,068,876	62.42%	15,014	66.44%
	2	31-60	49,400,268	5.57%	1,285	5.69%
	3	61-90	20,822,014	2.35%	521	2.31%
	4	91-120	6,249,496	0.70%	170	0.75%
	5	121-150	4,129,656	0.47%	111	0.49%
	6	151-180	2,136,733	0.24%	57	0.25%
	7	181-210	1,911,481	0.22%	53	0.23%
	8	211-240	2,322,388	0.26%	60	0.27%
	9	241-270	327,788	0.04%	9	0.04%
	10	270+	—	0.00%	—	0.00%

		Total repayment	$641,368,699	72.26%	17,280	76.47%
	11	In School	—	0.00%	—	0.00%
	12	Grace	—	0.00%	—	0.00%
	13	Deferment	144,995,172	16.33%	3,010	13.32%
	14	Forbearance	101,273,781	11.41%	2,307	10.21%
	15	Claims in Process	—	0.00%	—	0.00%
	16	Administrative Rejects	—	0.00%	—	0.00%
	17	Net Rejects	—	0.00%	—	0.00%

		Total	$887,637,652	100.00%	22,597	100.00%

B		Loans by School Type	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
	1	4-Year	0.00%	$—	0.00%	—	0.00%	$—
	2	2-Year	0.00%	—	0.00%	—	0.00%	—
	3	Proprietary	0.00%	—	0.00%	—	0.00%	—
	4	Graduate	0.00%	—	0.00%	—	0.00%	—
	5	Other/Unknown	4.60%	887,637,652	100.00%	22,597	100.00%	39,281

		Total	4.60%	$887,637,652	100.00%	22,597	100.00%	$39,281

C		Loans by Guarantor	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance
	1	ASA	4.81%	$30,168,136	3.40%	574	2.54%	$52,558
	2	Great Lakes	4.59%	857,469,516	96.60%	22,023	97.46%	38,935

		Total	4.60%	$887,637,652	100.00%	22,597	100.00%	$39,281

D		Loans by Servicer	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Default Guarantee
	1	ACS	4.81%	$30,168,136	3.40%	574	2.54%	100.00%
	2	Great Lakes	4.59%	857,469,516	96.60%	22,023	97.46%	100.00%

		Total	4.60%	$887,637,652	100.00%	22,597	100.00%	100.00%

E		Loans by Program	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
	1	Subsidized Stafford	0.00%	$—	0.00%	—	0.00%	$—
	2	Unsubsidized Stafford	0.00%	—	0.00%	—	0.00%	—
	3	PLUS	0.00%	—	0.00%	—	0.00%	—
	4	Consolidation	4.60%	887,637,652	100.00%	22,597	100.00%	39,281
	5	Non-FFELP	0.00%	—	0.00%	—	0.00%	—

		Total	4.60%	$887,637,652	100.00%	22,597	100.00%	$39,281

F		Loans by APR	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
	1	<4%	3.22%	$396,737,698	44.70%	11,102	49.13%	$35,736
	2	4-5%	4.33%	204,822,269	23.07%	5,098	22.56%	40,177
	3	5-6%	5.37%	91,187,741	10.27%	2,220	9.82%	41,076
	4	6-7%	6.41%	70,055,562	7.89%	1,467	6.49%	47,754
	5	7-8%	7.47%	50,279,241	5.66%	1,006	4.45%	49,979
	6	8+%	8.18%	74,555,141	8.40%	1,704	7.54%	43,753

		Total	4.60%	$887,637,652	100.00%	22,597	100.00%	$39,281

G		Remaining Term (Months)	$ of loans	Distribution	# of loans	Distribution	Avg. Loan Balance
	1	0-60	$43,340	0.00%	2	0.01%	$21,670
	2	61-120	1,940,974	0.22%	148	0.65%	13,115
	3	121-180	29,324,462	3.30%	1,798	7.96%	16,309
	4	181-240	295,058,793	33.24%	10,983	48.60%	26,865
	5	241-300	209,262,413	23.58%	5,342	23.64%	39,173
	6	301-360	250,160,484	28.18%	3,287	14.55%	76,106
	7	361+	101,847,186	11.47%	1,037	4.59%	98,213

		Total	$887,637,652	100.00%	22,597	100.00%	$39,281